UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,

San Francisco, California  94108

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities.

On April 26, 2013, the Company entered into a definitive agreement (the “Stock Purchase Agreement”) for the sale and issuance of 24,333,000 shares of Common Stock at a price per share of $0.03, resulting in total proceeds to the Company of $730,000 (the “Second Closing”). This transaction was on identical terms to those agreed in the sale and issuance of shares of Common Stock on March 28, 2013, which were disclosed in a previously filed Currently Report on Form 8-K, and was consummated using definitive documents in the form previously filed with that 8-K.

For each share of Common Stock purchased the investors received a warrant to purchase 0.25 shares of Common Stock at a price of $0.04 per share, for a term of five years.  A total of 6,083,000 warrants were issued in the Second Closing.  One or more additional closings are anticipated. The Stock Purchase Agreement is attached hereto as an exhibit.

No underwriters, underwriting discounts or commissions were involved in the Second Closing.

Item 9.01(d)	Exhibits

99.1	Press release dated May 1, 2013 announcing Second Closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: May 1, 2013	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer